News Release

Woodward Governor Company
1000 East Drake Road
Fort Collins, Colorado 80525, USA
Tel: 970-482-5811
Fax: 970-498-3058

FOR IMMEDIATE RELEASE

CONTACT: Robert F. Weber, Jr.

Chief Financial Officer and Treasurer
970-498-3112

Woodward Authorizes Stock Repurchase Program

Fort Collins, Colo., October 2, 2007—Woodward Governor Company (Nasdaq:WGOV) today announced that its Board of Directors authorized a new stock repurchase program of $200,000,000. This action follows the execution of the agreement announced August 30, 2007, which completes Woodward’s previous stock repurchase program.

Under the stock repurchase authorization, shares may be purchased periodically both in open market and private transactions through the period ending October 2010.

“Our businesses have continued to perform well and to generate cash flow sufficient to allow us to make significant investments in our businesses, raise our dividend and repurchase shares in the past year. These actions and this new repurchase authorization reflect the strength of our recent results and the Board’s confidence in the company’s prospects, as well as our belief that our shares represent a sound investment,” said Thomas A. Gendron, President and Chief Executive Officer.

About Woodward

Woodward is the largest independent designer, manufacturer, and service provider of energy control and optimization solutions for aircraft engines, industrial engines and turbines, and power equipment packages. The company’s innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer

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cleaner, more reliable, and cost-effective equipment. Woodward is headquartered in Fort Collins, Colorado USA and serves global markets in aerospace, power generation, transportation, and process industries. Visit our website at www.woodward.com.

The statements in this release concerning the company’s future sales, earnings, business performance, prospects, the potential to purchase shares periodically both in open market and private transactions through the period ending October 2010, the Board’s confidence in the company’s prospects, and the company’s belief that its shares represent a sound investment, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward’s Annual Report on Form 10-K for the year ended September 30, 2006 and quarterly reports on December 31, 2006 and March 31, and June 30, 2007.

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